UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 17, 2003

AutoFund Servicing, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	18026 Cerca Azul, San Antonio, TX (Address of principal executive offices)
Issuer's telephone number: (210) 402-6344	78259 (Zip Code)

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Table of Contents

Item 1 Changes in Control of Registrant	3
Item 5 Other Events	3
Sinatuares	4

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Item 1 Changes in Control of Registrant

On  September 17, 2003 Aegis Fuel Technologies, Inc., purchased 9,000,000 common restricted shares from Amerifinancial Group, Inc., for a cost of $100,000 cash.  The 9,000,000 common restricted shares represent 44% of the outstanding 20,480,000 common shares.

On the same date Aegis Fuel Technologies, Inc., purchsed 9,000,000 common restricted shares from Business Venture Quest, Inc., for a cost of $100,000 cash.  The 9,000,000 common restricted shares represent 44% of the outstanding 20,480,000 common shares.

The total 18,000,000 common restricted shares purchased by Aegis Fuel Technologies, Inc., represent 88% of the outstanding 20,480,000 common shares.

ITEM 5:  Other Events and Regulation FD Disclosure

On September 17, 2003 Mr. J.T. Cloud, Director of Autofund Servicing, Inc., and without any disagreement with the Company appointed Mr. Jesse Whittenton as incoming Director of Autofund Servicing, Inc., and Mr. J.T. Cloud resigned as Director of Autofund Servicing, Inc.   Mr. J.T. Cloud also resigned his positions as President, Chairman, Secretary/Treasurer, Principal Financial and Accounting Officer.  Mr. Jesse Whittenton as Director of Autofund Servicing, Inc., was then appointed President, Chariman, Secretary/Treasurer, Principal Financial and Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AutoFund Servicing, Inc.

By: /s/  Jesse Whittenton
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Jesse Whittenton

Director

September 17, 2003

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